This Document

                                 represents a

                               LICENSE AGREEMENT

                                    between

                          FARU GmbH. Dresden, Germany

                                 Patent Holder

                                     and

                            The Quantum Group, Inc.

                              A Joint Venture for

                        the Marketing & Distribution of

                  "REVULCON" Rubber Vulcanization Technology



                           Date : February 25, 1998


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TABLE OF CONTENTS
I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.1    Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.2    Confidential Information. . . . . . . . . . . . . . . . . . . . . . . . 4
1.3    Dollars (CAN) or "$CAN" . . . . . . . . . . . . . . . . . . . . . . . . 4
1.4    Dollars (US) or "$US" . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.5    Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.6    Licensed Technology . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.7    Net Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.8    Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.9    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.10   Plant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.11   Technical Information . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.12   Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.13   Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

II.    GRANT OF RIGHTS AND LICENSES. . . . . . . . . . . . . . . . . . . . . . 5

2.1    Use of Patents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
2.2    Construction of Plants. . . . . . . . . . . . . . . . . . . . . . . . . 5
2.3    Use of Technical Information. . . . . . . . . . . . . . . . . . . . . . 5
2.4    Right to Use Trademarks . . . . . . . . . . . . . . . . . . . . . . . . 6
2.5    Quality Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.6    Right to Sublicense . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.7    No Rights by Implication. . . . . . . . . . . . . . . . . . . . . . . . 6
2.8    Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

III.   OBLIGATIONS OF FARU . . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.1    Training and Technical Assistance . . . . . . . . . . . . . . . . . . . 6
3.2    Additional Services . . . . . . . . . . . . . . . . . . . . . . . . . . 7

IV     COMPENSATION PAYABLE TO FARU. . . . . . . . . . . . . . . . . . . . . . 7

4.1    Licensing Fee and Royalty . . . . . . . . . . . . . . . . . . . . . . . 7
4.2    Contents of Quantum's Reports . . . . . . . . . . . . . . . . . . . . . 8
4.3    Payments Accompany Quantum's Reports. . . . . . . . . . . . . . . . . . 8
4.4    Minimum Royalty . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
4.5    Payments of Royalties and Other Amounts . . . . . . . . . . . . . . . . 8
4.6    Quantum's Books and Records . . . . . . . . . . . . . . . . . . . . . . 9
4.7    Faru's's Right to Audit . . . . . . . . . . . . . . . . . . . . . . . . 9
4.8    Audit Information Confidential. . . . . . . . . . . . . . . . . . . . . 9
4.9    Quantum's Reports Conclusively Correct. . . . . . . . . . . . . . . . . 9


V      INVENTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

5.1    Disclosure Inventions . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.2    Right to Use Inventions . . . . . . . . . . . . . . . . . . . . . . . . 9
5.3    Registering Patents on Inventions . . . . . . . . . . . . . . . . . . . 9
5.4    Registering Patents in the Territory. . . . . . . . . . . . . . . . . . 9

VI     CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 9

6.1    Confidentiality Maintained. . . . . . . . . . . . . . . . . . . . . . . 9
6.2    Information in Connection with Sale . . . . . . . . . . . . . . . . . .10
6.3    Liability for Disclosure. . . . . . . . . . . . . . . . . . . . . . . .10

VII    WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

7.1    Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

VIII   TERMINATION

8.1    Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .10
8.2    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
8.3    After Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .11
8.4    Payment Obligations Continue. . . . . . . . . . . . . . . . . . . . . .11
8.5    No Damages for Termination. . . . . . . . . . . . . . . . . . . . . . .11
8.6    Sub-Licenses not to be Terminated . . . . . . . . . . . . . . . . . . .11
8.7    Sub-Quantums Rights if Quantum Terminated . . . . . . . . . . . . . . .11

IX     REPRESENTATIONS, WARRANTIES & COVENANTS OF FARU . . . . . . . . . . . .11

9.1    Ownership of Licensed Technology. . . . . . . . . . . . . . . . . . . .11
9.2    No Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . .11

X      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

10.1   Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
10.2   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
10.3   Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
10.4   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
10.5   Non Circumvention . . . . . . . . . . . . . . . . . . . . . . . . . . .12
10.6   No Other Relationship . . . . . . . . . . . . . . . . . . . . . . . . .12
10.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13


10.8   Entire Understanding. . . . . . . . . . . . . . . . . . . . . . . . . .13
10.9   Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
10.10  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
10.11  Fees Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
10.12  Responsibility for Taxes. . . . . . . . . . . . . . . . . . . . . . . .13
10.13  Survival of Contents. . . . . . . . . . . . . . . . . . . . . . . . . .14
10.14  Table of Contents and Headings. . . . . . . . . . . . . . . . . . . . .14
10.15  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
10.16  Feasibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

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     LICENSE AGREEMENT

This License Agreement is made and entered into on this day :
____________________ by and between The Quantum Group, Inc./Eurectec, Inc., (Quantum) 14771 Myford Road, Bldg. B, Tustin, California 92780, ("Quantum") and :

FARU Forschungsstelle f''r Analytik, Radiometrie & Umweltechnologie GmbH., Leipziger Strasse 117, 01127 Dresden, Germany, ("FARU")

WHEREAS, FARU possesses certain intellectual and industrial property rights with respect to tire rubber de-vulcanization and/or reactivation processes; and

WHEREAS, FARU under the terms of this agreement, is willing to grant, and QUANTUM desires to receive, the exclusive worldwide right to use such rights for :

FARU "REVULCON" De-Vulcanization Technology for Tire Crumb Rubber and Tire Rubber Buffings ("the Technology")

WHEREAS, FARU and Quantum desire to jointly exploit the technology;

in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows :

I. DEFINITIONS

As used herein, the following terms shall have the following definitions.

1.1 Business Day. "Business Day" shall mean a day on which banks are open for business in Los Angeles, California, U.S.A.



1.2 Confidential Information. "Confidential Information" shall mean that part of the Technical Information which is not publicly known.

1.3 Dollars (US) or "$US". "Dollars (US)" or "$US" shall mean the lawful money of the United States of America in immediately available funds.

1.4 Effective Date. "Effective Date" shall mean the later of (a) the date on which FARU executes this Agreement, (b) the date on which QUANTUM executes this Agreement and pays the Licensing Fee [4.1 (a)(i)].

1.5 Licensed Technology. "Licensed Technology" shall mean the Patents , Trademarks and Technical Information now in existence, developed hereafter for the tire rubber de-vulcanization and/or reactivation process.

1.6 Gross Income. "Gross Income" shall mean (a) any and all amounts received by QUANTUM in connection with the services rendered and/or products sold from or by Plants which operate in the Territory.

1.7 Patents. "Patents" shall mean all patents and patent applications listed in Exhibit A to this Agreement, or which may be applied for by either of the paties relating to the Technology.

1.8 Payment. "Payment" shall mean a cash, check, wire transfer or other mutually acceptable and agreed upon payment method.

1.9 Plant. "Plant" shall mean an extrusion or other processing unit for rubber de-vulcanization and/or reactivation operated pursuant to the rights granted to Quantum hereunder.

1.10 Technical Information. "Technical Information" shall mean all currently existing trade secrets , know-how, computer programs (including copyrights in said programs), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical, assistance, designs, drawings, apparatus, written and oral rectification's of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which are necessary to allow someone reasonably skilled in the industry to construct, use, service and test a Plant.

1.11 Territory."Territory" shall mean : The World
1.12 Trademarks. "Trademarks" shall mean any and all trademarks, trade names, service marks and other commercial symbols either listed in Exhibit C to this Agreement or else which FARU may from time to time designate to be included within this definition by written notice to Quantum. Once included in this definition, such trademarks, trade names, service marks and other commercial symbols shall not be removed from this definition without the mutual agreement of the parties hereto.

II. GRANT OF RIGHTS AND LICENSES



Subject to all of the terms and conditions set forth in this Agreement :

2.1 Use of Patents. FARU hereby grants to QUANTUM an exclusive right and license during the term of this Agreement to practice the Technology in order to use and operate or sell equipment utilizing the licensed Technology in the Territory. FARU shall not sell the licensed Technology or sell equipment utilizing the licensed Technology inside the Territory.

2.2 Construction of Plant (s)

     Pursuant to completed sub-license agreements and/or otherwise completed contracts for the construction and operation of plants by Quantum, Quantum will test successfully and disassemble and package safely for shipment, complete equipment and machinery as described in the said agreements or contracts. (EXHIBIT B) All other costs of shipping, duties, taxes and licences shall be borne by the sub-licensee or by QUANTUM according to the agreement between QUANTUM and the sub-licensee.

     FARU will supply QUANTUM within 14 days of signing this agreement a list of existing companies in Europe with whom FARU has had previous contact. In order to facilitate a smooth transition QUANTUM appoints FARU to continue to service those customers with technical information. Any sales that result through those efforts shall be concluded through QUANTUM.

2.3 Use of Technical Information.

     (a) FARU grants to QUANTUM an exclusive right and license during the term of this Agreement to use the Technical Information in the Territory.

     (b) As soon as practicable after the Effective Date, but in no event later than (30) days after the Effective Date, FARU shall provide to Quantum, at no additional costs to Quantum, all of the Technical Information and other documentation and materials necessary for Quantum to market and distribute the technology.

     (c) Quantum acknowledges that FARU makes no promises, claims or projections concerning the feasibility, number or viability of tire rubber de-vulcanization and/or reactivation processes plant(s) in the Territory, nor of the availability of raw materials or markets, and that it is the responsibility of Quantum to establish to his own satisfaction that such a plant or plants utilizing the licensed Technology are feasible.

2.4 Right to Use Trademarks.

Quantum shall use each of the Trademarks on an exclusive basis in connection with the use, operation and promotion of Plants utilizing the licensed Technology hereunder. Quantum may also use other trademarks, trade names, service marks and commercial symbols of its own choosing in connection with the use, operation and promotion of Plants hereunder.

2.5 Quality Control.



     (i) Quantum shall use the Trademarks prominently on the Plant(s) utilizing the licensed Technology and documentation relating to the Plant(s) utilizing the licensed Technology, and in compliance with all relevant laws and regulations;

     (ii) Quantum shall accord FARU the right to inspect each Plant utilizing the licensed Technology during normal business hours, without prior advance notice, to confirm that QUANTUM's use of such Trademarks is in compliance with this provision.

2.6 Right to Sub license.

QUANTUM shall have the right to sub license any of the rights and licenses granted hereunder without the prior consent of FARU, so long as : (a) each sub licensee agrees in writing to be bound by all of the terms and conditions contained in this Agreement; and (b) FARU is provided with a copy of each such agreement within ten (10) days after it is executed.

2.7 Non-Competition.

During the term of this Agreement , FARU shall not engage in any negotiations with third parties with a view towards or engage in the manufacture of any device which may be employed to utilise the Revulcon Technology for crumb rubber or buffing processing if such device could reasonably be considered to be in competition with the rights granted to Quantum described in this Agreement; neither shall FARU shall negotiate or conclude any agreement with any other party to construct or operate a Plant or Plants utilzing the licensed Technology within the Territory while this Agreement is in effect.

III. OBLIGATIONS OF FARU

3.1 Training & Technical Assistance.

     (a) To assist Quantum in exercising its rights hereunder, FARU agrees to provide up to five man-days of training and technical assistance for each plant to Quantum and its employees anywhere in the Territory, so that Quantum will be able to use the Licensed Technology to its full potential. Such training and assistance shall be rendered by FARU at no additional charge to Quantum, except for expenses to be reimbursed to FARU as provided in Paragraph 3.1(c) below.

     (b) To the extent Quantum requests such training and technical assistance in excess of the man-days provided in Paragraph 3.1 (a) above, FARU shall be paid a per diem amount to be negotiated between the parties before such assistance and training is provided and which shall be paid before such assistance and training is rendered; provided that FARU's representatives are then able to provide such training and technical assistance.

     (c) Travel costs, lodging, meals and all related expenses incurred by FARU in connection with sending representatives into the Territory pursuant to this Paragraph 3.1 (a) or (b) shall be paid for in full by the Quantum.



3.2 Additional Services.

     (a) FARU shall use its reasonable efforts to provide Quantum with any and all additional assistance reasonably requested by Quantum, including without limitation; producing technical, sales, advertising and other reports and information for Quantum which Quantum believes might be useful in promoting the Plants; assisting Quantum in attempting to obtain from third parties technical information, drawings, plans, specifications and other data which are not proprietary to FARU and which FARU does not otherwise have the right to use, in order to enable Quantum to respond to requests of any potential customer, assisting Quantum in responding to technical inquiries from potential customers of the Plants; and assisting Quantum in the testing of Plants and in the further development of test equipment

     (b) FARU shall bill Quantum for any such additional services at prices to be agreed in advance by the parties hereto. FARU shall not commence performance of any part of any services hereunder until such prices are established in writing by the parties hereto.

     (c) Such services shall be invoiced in Dollars (US) monthly by FARU. Payment shall be due within thirty (30) days after FARU's receipt of each of FARU's invoices therefor, and shall otherwise be paid in accordance with Paragraph 4.5 hereof.

IV. COMPENSATION PAYABLE TO FARU

4.0 Minimum Technology Purchase -

QUANTUM agrees to purchase the Technology for utilization in plants, within one year (1 year) of delivery by FARU to Quantum all Technology Transfer, pricing of equipment, necessary documentation and technical specifications of equipment, and payment by Quantum of the Licensing Feeas described in Exhibit A.

4.1 Licensing Fee & Royalty

     (a) QUANTUM agrees to pay FARU, for the rights granted to QUANTUM this Agreement and for the services to be rendered by FARU under this Agreement; and in addition, upon completion of each sub-licensing agreement secured and negotiated by QUANTUM :

     (i) A Fee equal to the total amount of licensed Technology for utilization in plants ;

          Exhibit A - Price List of all Fees, Disbursements and Miscellaneous Costs;

The items supplied to be mutually agreed upon by FARU and the QUANTUM except for those items in Exhibit A which are indicated as non-negotiable and which must, in any case, be included. Payment in full of the Fee indicated in Exhibit A as "Licensing Fee" shall, subject to the signing of this Agreement by both parties, initiate this Agreement. Signed copies of Exhibit A shall constitute part of this Agreement, however, the signing of this Exhibit may, by mutual agreement, be made subsequent to the signing of this main part and shall not delay the Effective date of this Agreement as per para. 1.5.

4.2 Contents of QUANTUM's Reports.

QUANTUM shall deliver to FARU within ninety (90) days after the end of each Payment Period, starting on the Effective Date and every 90 days year thereafter, a written report describing, for the applicable Payment Period;
(a) the number of Plants operated by QUANTUM and its sub licenseesdduring such Payment Period;

4.3 Payments Accompany QUANTUM's Reports.

Each report for a payment Period required in Paragraph 4.2 hereof shall be accompanied by a full payment to FARU of the amounts due according to this agreement.

4.4 Royalty.

     (a) QUANTUM shall not pay a continuing royalty to FARU over and above the one time royalty specified in Attachment A pertaining to each plant purchase.

     (b) QUANTUM may, at its own discretion, charge a continuing per-pound royalty to his sub-licensees. In order to keep the overall processing cost of this technology within reasonable bounds and competitive, QUANTUM agrees to limit such per-pound royalties to no more than five US cents per pound (US$ 0.05/lb.). This Section 4.4(b) is subject to review and renegotiation on an annual basis following one year from the date of this Agreement.

4.5 Payments of Royalties and Other Amounts.

     (a) All payments under Paragraphs 3.2, 4.3 hereof shall be made in Dollars (US) by wire transfer or other mutually agreed upon method, to such bank or account as FARU may from time to time designate in writing.

     (b) Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business day.

     (c) Payments hereunder shall be considered to be made as of the day on which they are received in FARU's designated bank or account.

     (d) Quantum is required to make the initial licensed Technology purchase according to the terms and conditions described in Exhibit "A" within one year (1 year) of the signing of this agreement and the payment of the license fee as described in Exhibit A.

4.6 QUANTUM's Books and Records.

Quantum agrees to make and keep full and accurate books and records in sufficient detail to enable the licence fee payable hereunder to be determined.

4.7 FARU Right to Audit.

On seven (7) day's prior written notice to Quantum, FARU and its certified public accountants and other auditors shall have full access to the books and records of QUANTUM and/or any or all of its sub licensees pertaining to activities under this Agreement and shall have the right to make copies therefrom at FARU's expense. FARU, its certified public accountants and other auditors shall have such access at all reasonable times and from time to time during normal business hours. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such audit.

4.8 Audit Information Confidential.

FARU agrees to hold confidential all information learned in the course of any examination of books and records pursuant to Paragraph 4.8 above, except when it is necessary for FARU to reveal such information in order to enforce its rights under this Agreement in court, or similar dispute resolution or enforcement proceeding or action, or except when compelled by law.

4.9 QUANTUM's Reports Conclusively Correct.

All quarterly reports and payments not disputed as to correctness by FARU within one (1) year after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

V. INVENTIONS.

5.1 Registering Patents on Inventions.

If QUANTUM formulates, makes or conceives a patentable Invention, QUANTUM may apply, at its own expense, for appropriate patent and other registrations of such Invention in any and all jurisdictions in the Territory.

5.4 Registering Patents in the Territory.

QUANTUM may register any such patents for use in the Territory at his own expense.

5.5 Quantum has the right to file for the existing patent within any country not currently covered by the said patent.

VI. CONFIDENTIAL INFORMATION

6.1 Confidentiality Maintained.

Each party agrees that the other party hereto has a proprietary interest in its Confidential Information. All disclosures to the receiving party, its agency and employees shall be held in strict confidence by such receiving party, its agents and employees, and such receiving party shall disclose the Confidential information only to those of its agents and employees to whom it is necessary in order to carry out their duties as limited by the terms and conditions hereof. The receiving party shall not use the other party's Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder.

The provisions of this paragraph 6.1 shall also apply to any consultants or subcontractors that the receiving party may engage in connection with its obligations under this Agreement.

6.2 Information in Connection with Sale.

FARU hereby grants QUANTUM the right during the term of this Agreement to distribute to QUANTUM's sub licensees in connection with the operation of Plants utilizing the licensed Technology, that part of the Technical Information necessary for such sub licensee to use and operate such Plant, even if such information includes some of FARU's Confidential Information, to the extent that FARU and the QUANTUM agree that such technical Information is helpful to such sub licensee in order to operate the Plant.

6.3 Liability for Disclosure.

Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information is so disclosed ;

     (a) was in the public domain at the time it was disclosed by the disclosing party to the receiving party; or

     (b) was independently developed by the receiving party and is so demonstrated promptly upon receipt of the documentation and technology by the receiving party; or

     (c) becomes known to receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated.

VII. TERMINATION.

Unless it is terminated earlier pursuant to the terms of this Article 8, this Agreement shall continue in full force and effect in perpetuity.

7.1 Termination.

Upon the occurrence of any of the following events, this Agreement may be terminated by the non breaching party by giving written notice of termination to the breaching party, such termination to be immediately effective upon the giving of such notice of termination. Unless for reasons of force majeure, outside the control of Faru, Quantum or sub-Licensee.

     (a) the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of such breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching party) such material breach or default ; or

     (b) the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (for the purposes of this Paragraph 7.1., such party shall be considered to be a breaching party).

7.2  After Termination.

If QUANTUM is the breaching party, all rights to the Territory provided in the Agreement shall revert immediately to FARU. However, Quantum will retain all rights with regard to any existing sub-license holder pursuant to the terms of this Agreement.

7.3  Payment Obligations Continue.

Upon termination of this Agreement due to breach by Quantum, nothing shall be construed to release QUANTUM from its obligations to pay FARU any and all royalties or other amounts accrued but unpaid hereunder prior to the date of such termination.

7.4  No Damages for Termination.

The parties hereto agree that if either party terminates the other party pursuant to this Article 8, then the termination party shall not be liable form damages or injuries suffered by the other party as a result of that termination.

7.5 Sub-Licensees not to be Terminated.

Should this Agreement between QUANTUM and FARU be terminated for any reason, the Agreements with sub-Licensees, which have been negotiated and completed by QUANTUM, shall continue in effect as between Quantum and the sub-licensee and without penalties or requirement of remedies unless such Agreements with sub-Licensees are also in default, in which case each sub- Licensees agreement shall be treated and considered separately and distinctly by FARU.

7.6  Sub- Licensees Rights of QUANTUM Terminated.

 Provided the Sub- Licensees are not in breach of this Agreement, they shall retain all rights to operate according to the provisions of this Agreement.

VIII.  PRESENTATIONS. WARRANTIES AND COVENANTS OF FARU.

8.1 Ownership of Licensed Technology.

FARU hereby represents and warrants to QUANTUM that, to the best of its information and belief, FARU is the lawful owner of the Licensed Technology, free and clear of all security interests, encumbrances, liens, mortgages, licenses or rights of third parties which would impair the licenses and rights granted to QUANTUM hereunder.

8.2 No Conflicting Agreements.

FARU hereby represents, warrants and covenants that it has not and will not enter into any agreement with or become subject to any obligation in favor of any third party which might conflict with its obligations hereunder.

IX MISCELLANEOUS

9.1 Assignments. Except as provided in Paragraph 2.6 hereof, this Agreement and any and all of the rights and obligations of either party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall be binding upon, and inure to the benefit of, FARU and QUANTUM and their respective successors and assigns, to the extent such assignments are in accordance with this paragraph 9.1.


9.2 Governing Law.

This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Nevada, United States of America, as such laws are implied to agreements entered into and to be performed entirely within its borders between its residents. In the unlikely event of either party bringing a law suit against the other, each party has the right to litigate against the other under the Laws of the United States .

9.3 Arbitration.

Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the United Nations Conference on International Trade Law ("UNCITRAL") which shall be administered in London, England (including the rendering of the award) by the London Court of International Arbitration. The arbitration, shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California, United States of America, as such laws are applied to agreements entered into and to be performed entirely within its borders between its residents. The decision of the arbitrators shall be executory, final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorney's fees to the prevailing party) shall be paid as the arbitrators determine.

9.4 Waiver.

 A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

9.5 Non-Circumvention.

In the event that QUANTUM or any of its designated agents shall introduce any other person or persons, company or corporation to the FARU Patents, systems or plant, and should such introduction, discussion, negotiation, conversation or written communication result in said person, persons, company or corporation entering into an Agreement with FARU for the licensing of said patents, processes or the construction of a plant, whether within or without the Territory covered by this Agreement, said person, persons, company or corporation shall be deemed to be a sub- Licensee of QUANTUM under this Agreement and shall be governed by all the conditions contained in this Agreement.

9.6 No Other Relationship.

Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or bind the other party in any respect whatsoever.

9.7 Notices.

Each notice required or permitted to be sent under this Agreement shall be given by Fax transmission or by registered or recorded delivery letter to FARU and to QUANTUM at the addresses and FAX numbers supplied. Either party may change its address and/or fax number for purposes of this Agreement by giving the other party written notice of its new address and/or Fax number. Any such notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) Business Days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of despatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next succeeding Business Day.

9.8 Entire Understanding.

This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement.

9.9 Invalidity.

If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

9.10 Amendments.

Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

9.11 Fees Payable.

"Licensing Fee" and other fees are payable as described in Exhibit A and in para 4.3 of this Agreement subsequent to the signing of this Agreement by the QUANTUM.

9.12 Responsibility for Taxes.

     (a) Taxes in the territory now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon FARU and measured by the gross or net income of FARU) shall be the responsibility of QUANTUM, and if paid or required to be paid by FARU, the amount thereof shall be added to and become a part of the amounts payable by QUANTUM hereunder.

     (b) All taxes that become due and payable in the territory, from royalty payments earned by FARU from Quantum and payable to FARU by the Quantum, under the terms of this Agreement, shall be paid by Quantum on behalf of FARU and the net proceeds will be passed to FARU under the terms of this Agreement accordingly.

9.13 Survival of Contents.

Notwithstanding anything else in this Agreement to the contrary, the parties agree that Paragraphs 2.7, 3.1(a), (b) and (c), 3.2 (a), (b) and (c), 5.2, 8.4, 8.5, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.12, and
10.13 and Articles IV, VI & VII shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all the parties hereto.

9.14 Table of Contents and Headings.

Any table of contents accompanying this Agreement and any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

9.15 Counterparts.

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.












IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

Signed this date :       February 19th, 1998


 by

FARU GmbH.                    The Quantum Group, Inc.
     Patent Holder.                Eurectec, Inc.


Signed : ___________________       Signed : _____________________

Name :    Dr. Armin Dittmar        Name:     Ehrenfried Liebich
Title :   Geschaftsfuhrer          Title :   President & CEO



Witness :___________________       Witness :_____________________



Signed : ___________________       Signed : _____________________


EXHIBIT "A"

Appendix to the License Agreement between

FARU GmbH.

and

The Quantum Group, Inc.

for

"REVULCON" Vulcanization Technology


Price List of Fees, Disbursements and Miscellaneous Costs

The following Costs and other considerations constitute part of the above described License Agreement and shall be binding upon the parties to the Agreement.

Item One: Licensing Fee: One hundred fifty thousand Dollars (US$150,000) , payable seventy thousand dollars, ($70,000) by wire transfer or certified funds immediately subsequent to the signing of this agreement and receipt by QUANTUM of the Technology Transfer package, and four monthly installments of twenty thousand dollars ($20,000) commencing thirty days after the signing of the agreement, in consideration of which, FARU grants the exclusive right to build, construct, operate and/or sub-license the construction, building or operation of such REVULCON Plants as are the subject of this Agreement, within the boundaries of the Territory stated in the Agreement. The $150,000 Licensing Fee is to be applied to the Royalty payments listed below in ItemTwo.

Item Two: Royalty: Ten thousand Dollars (US$10,000) for each and every REVULCON Plant QUANTUM builds, constructs, operates and/or sub-licenses the construction, building or operation of such REVULCON Plant and employs the licensed Technology, as are the subject of this Agreement, up to a total of fifteen, (15) such plants, with Royalty payment due in one lump sum upon successful startup of each and every REVULCON Plant utilizing the licensed Technology and;

                Twenty thousand Dollars (US$20,000) for each and every REVULCON Plant QUANTUM builds, constructs, operates and/or sub-licenses the construction, building or operation of such REVULCON Plant and employs the licensed Tehcnology, as are the subject of this Agreement, for all such
plants in excess of the initial fifteen, (15).   The Royalty shall be due in
one lump sum upon successful startup of each and every REVULCON Plant utilizing the licensed Technology.

Item Three:    FARU agrees to limit the commission and other fees charged to
QUANTUM other than as mentioned in Item Two above, to a maximum of 5% of the best negotiated price for the equipment as purchased from the manufacturer for utilizaitno of the licensed Technology, except on the first plant where this will be waived.

Item Four:     Subsequent to the signing of this agreement and payment by
QUANTUM of the License fee as described in Item One, and upon receipt of the Technology Transfer materials from FARU, including technical specifications, price lists and other documentation required for the marketing and distribution of the technology, QUANTUM agrees to purchase at least five plants in the following twelve month period, provided equipment manufacturers and other necessary suppliers are willing, ready and able to support Quantum or its sub-licensees. Upon successful completion of this Item Four, the agreement will be automatically extended for a period of five years during which Quantum agrees to purchase the licensed Technology for an addiitional twenty-five (25) plants.


Signed : _____________________________ (FARU GmbH.)



Signed : _____________________________ (Quantum).



Date of Agreement :  ___________________________








EXHIBIT "B"

Appendix to License Agreement between
FARU GmbH., and The Quantum Group, Inc.

Recommended Equipment Package as Outlined in the Technology Transfer Package and Price List


Details of this to be supplied by FARU within 30 days of signing this agreement as outlined in the FARU know-how package.




















































EXHIBIT "C"

Appendix to the License Agreement between FARU GmbH.

and

The Quantum Group, Inc.

for

"REVULCON" Vulcanization Technology

LIST & SAMPLES OF TRADEMARKS & LOGOS


The following items constitute part of the above described License Agreement and shall be binding upon the parties to the Agreement.

FARU agrees to have QUANTUM create a LOGO and register this within the territory for the REVULCON trade name.

Further, QUANTUM has the right to register the patent in the territory where the patent has not been previously registered.


SEE ATTACHED EXAMPLES








Signed : ________________________ (FARU GmbH.)


Signed : ________________________ (Quantum)



Date of Agreement :  _____________________








EXHIBIT "D"

Appendix to the License Agreement between FARU GmbH.

and

The Quantum Group, Inc.

for

"REVULCON" Vulcanization Technology

LIST OF WARRANTIES attached.

The following Warranties constitute part of the above described License Agreement and shall be binding upon the parties to the Agreement.


Signed : _____________________________ (FARU GmbH.)


Signed : _____________________________ (Quantum)






Date of Agreement : _________________________